Exhibit 5.1

December 5, 2017

Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, NJ  08057

Re:                             Tabula Rasa HealthCare, Inc.,

Registration Statement on Form S-3 (Registration No. 333-220965)

Ladies and Gentlemen:

We have acted as counsel to Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”), in connection with its filing of (i) a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 16, 2017 and declared effective by the Commission on October 23, 2017 (the “Registration Statement”), (ii) the base prospectus, dated October 23, 2017 (the “Base Prospectus”), included in the Registration Statement, and (iii) the prospectus supplement, dated December 5, 2017 (the “Prospectus Supplement” and together with the Base Prospectus as supplemented from time to time by one or more prospectus supplements, the “Prospectus”), to be filed with the Commission by the Company, pursuant to Rule 424 promulgated under the Act.  The Prospectus relates to the public offering and sale (i) by the Company of 1,350,000 shares (the “Company Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), and (ii) by the selling stockholders described in the Underwriting Agreement hereinafter referred to (the “Selling Stockholders”) of up to 2,100,000 shares of Common Stock (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”), including 450,000 shares of Common Stock that the underwriters may purchase upon exercise of an option to purchase additional shares granted by the Selling Stockholders, pursuant to that certain Underwriting Agreement, dated December 5, 2017 (the “Underwriting Agreement”), by and among the Company, the Selling Stockholders, Piper Jaffray & Co. (“Piper Jaffray”), Citigroup Global Markets Inc. (“Citigroup”) and each of the other underwriters named in Exhibit A-1 thereto (together with Piper Jaffray and Citigroup, the “Underwriters”), for whom Piper Jaffray and Citigroup are acting as representatives.

In connection with this opinion letter, we have examined the Registration Statement and the Prospectus filed with the Commission. We have also examined and relied upon the Underwriting Agreement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation and Bylaws and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

Morgan, Lewis & Bockius LLP

1701 Market Street
Philadelphia, PA 19103-2921	+1.215.963.5000
United States	+1.215.963.5001

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Company Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price thereof, at a price not less than the par value of the Common Stock, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable. The Selling Stockholder Shares have been duly authorized by the Company and are validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any post-effective amendment to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP